UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

June 13, 2012

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2012, Agenus Inc., a Delaware corporation (the “Company”), entered into an agreement with Christine M. Klaskin, its VP, Finance, Principal Accounting Officer and Principal Financial Officer, pursuant to which the Company agreed to modify Ms. Klaskin’s rights in the event of a change of control of the Company such that Ms. Klaskin will receive the following from the Company if a change of control occurs and, within 18 months, the Company terminates Ms. Klaskin’s employment without cause or if Ms. Klaskin terminates her employment for good reason:

•	a lump sum payment of 18 months of base salary plus the higher of 150% of her target incentive bonus for that year or her last actual incentive bonus;

•	coverage under our medical and dental plans for 18 months following the date of termination; and

•	a lump sum payment of $15,000 for outplacement assistance.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on June 13, 2012 (the “Annual Meeting”). A total of 17,766,085 shares of common stock, representing 78.09% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting as set forth in the Proxy Statement dated April 24, 2012 are as follows:

To elect the following nominees to the Board of Directors:

Nominee	Total Vote “FOR”	Total Vote “WITHHELD”

Wadih Jordan	7,145,717	1,459,157
Shalini Sharp	7,482,736	1,122,138

All of the nominees received a plurality of the votes cast by stockholders entitled to vote thereon and, therefore, Mr. Wadih Jordan and Ms. Shalini Sharp were elected to the Board of Directors for terms of three years. In addition, the terms of office of the other members of the Board of Directors, Dr. Garo Armen, Mr. Brian Corvese, Mr. Tom Dechaene, and Mr. Timothy Wright, continued after the meeting.

To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended) to decrease the number of shares authorized for issuance thereunder:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”	Total Non-Votes

8,475,144	111,105	18,625	9,161,211

The amendment to the Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on June 15, 2012.

To approve an amendment to our 2009 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”	Total Non-Votes

5,952,900	2,624,804	27,170	9,161,211

To approve an amendment to our Directors’ Deferred Compensation Plan (as amended) to increase the number of shares authorized for issuance under such plan:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”	Total Non-Votes

7,433,830	1,150,173	20,871	9,161,211

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”

17,544,085	197,991	24,009

Item 7.01	Regulation FD Disclosure

On June 18, 2012, the Company announced that its common stock will be included in the broad-market Russell 3000® Index, Russell Global Index, and Russell Microcap® Index when Russell Investments reconstitutes its comprehensive set of U.S. and global equity indexes on June 25, 2012, according to a preliminary list of additions on www.russell.com.

The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

99.1	Press Release dated June 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: June 19, 2012	By:	/s/ Garo H. Armen

Garo H. Armen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 18, 2012